EXHIBIT 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the accompanying Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003 (the "Report") of Airlease Ltd., A California Limited Partnership (the "Partnership"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David B. Gebler, Chairman, Chief Executive Officer and President of Airlease Management Services, Inc., the General Partner of the Partnership, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Dated: August 13, 2003                          /s/ DAVID B. GEBLER
                                               _________________________________
                                               David B. Gebler
                                               Chairman, Chief Executive Officer
                                               and President


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP, AND WILL BE RETAINED BY AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP, AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.